Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

by and among

THE STANDARD REGISTER COMPANY,

WORKFLOW HOLDINGS, LLC,

the First Lien Lenders

listed on Annex A hereto,

the Second Lien Lenders

listed on Annex B hereto,

SILVER POINT CAPITAL, L.P.,

as Lenders’ Representative,

and

SILVER POINT FINANCE, LLC,

as Administrative Agent

Dated August 1, 2013

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

3

Section 1.1

Certain Defined Terms

3

Section 1.2

Table of Definitions

9

ARTICLE II PURCHASE AND SALE

11

Section 2.1

Equity Issuance and Simultaneous Cancellation

11

Section 2.2

Execution and Delivery of Amended and Restated Credit Agreements

12

Section 2.3

Closing

12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

12

Section 3.1

Organization and Qualification

12

Section 3.2

Authority and Power

13

Section 3.3

No Conflict; Required Filings and Consents

14

Section 3.4

Capitalization

15

Section 3.5

Equity Interests

16

Section 3.6

SEC Reports; Financial Statements; Disclosure and Internal Controls

16

Section 3.7

Required Vote of Company Shareholders

18

Section 3.8

Absence of Undisclosed Liabilities; Indebtedness

18

Section 3.9

Absence of Certain Changes or Events

19

Section 3.10

Compliance with Law; Permits

20

Section 3.11

Litigation

20

Section 3.12

Employee Benefit Plans

21

Section 3.13

Labor and Employment Matters

24

Section 3.14

Title to, Sufficiency and Condition of Assets

24

Section 3.15

Real Property

25

Section 3.16

Intellectual Property

26

Section 3.17

Taxes

28

Section 3.18

Environmental Matters

29

Section 3.19

Company Material Contracts

31

Section 3.20

Affiliate Interests and Transactions

31

Section 3.21

Insurance

32

Section 3.22

Certain Payments

32

Section 3.23

Material Suppliers and Customers

33

Section 3.24

Inventory

33

Section 3.25

Accounts Receivable

33

Section 3.26

Accounts Payable

33

Section 3.27

Brokers

34

Section 3.28

Exclusivity of Representations

34

Section 3.29

Disclosure

34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE LENDERS

34

Section 4.1

Organization and Qualification

34

Section 4.2

Authority and Power

34

Section 4.3

Investment Intent

35

Section 4.4

Securities

35

Section 4.5

Investor Status

36

Section 4.6

Brokers

36

Section 4.7

Exclusivity of Representations

36

ARTICLE V COVENANTS

36

Section 5.1

Proxy Statement; Company Shareholder Meeting

36

Section 5.2

Working Capital

38

Section 5.3

Additional Second Lien Debt Issuance

40

Section 5.4

Lenders’ Representative

40

Section 5.5

Further Assurances

41

Section 5.6

Public Announcements

42

ARTICLE VI CLOSING DELIVERABLES

43

Section 6.1

Closing Deliverables of the Company

43

Section 6.2

Closing Deliverable of the Second Lien Lenders

43

ARTICLE VII GENERAL PROVISIONS

43

Section 7.1

Amendment and Modification

43

Section 7.2

Waiver

43

Section 7.3

Notices

43

Section 7.4

Interpretation

44

Section 7.5

Entire Agreement

45

Section 7.6

No Third-Party Beneficiaries

45

Section 7.7

Governing Law

45

Section 7.8

Jurisdiction; WAIVER OF JURY TRIAL

45

Section 7.9

Assignment; Successors

46

Section 7.10

Specific Performance

46

Section 7.11

Severability

46

Section 7.12

Counterparts

47

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”), dated as of August 1, 2013, by and among The Standard Register Company, an Ohio corporation (the “Company”), Workflow Holdings, LLC, a Delaware limited liability company (“Holdings”), the various financial institutions and other persons listed on Annex A hereto (the “First Lien Lenders”), the various financial institutions and other persons listed on Annex B hereto (the “Second Lien Lenders”), Silver Point Capital, L.P., as the Lenders’ Representative (in such capacity, the “Lenders’ Representative”) and Silver Point Finance, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), for the First Lien Lenders and the Second Lien Lenders.

WHEREAS, WorkflowOne LLC, a Delaware limited liability company (“WorkflowOne”) is party to (i) the First Lien Credit Agreement, dated as of March 2, 2011, as amended (the “Existing First Lien Credit Agreement”), by and among WorkflowOne, the lenders named therein and The Bank of New York Mellon, as administrative agent and (ii) the Second Lien Credit Agreement, dated as of March 2, 2011, as amended (the “Existing Second Lien Credit Agreement”), by and among WorkflowOne, the lenders named therein and Silver Point Finance, LLC, as administrative agent;

WHEREAS, a significant portion of the indebtedness outstanding under the Existing Second Lien Credit Agreement will be cancelled by the Second Lien Lenders prior to the execution and delivery of the Purchase Agreement (as defined below) in connection with transactions contemplated by the Purchase Agreement, this Agreement and the Ancillary Agreements;

WHEREAS, immediately prior to the Closing, the Company, Holdings and WorkflowOne entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, pursuant to which Holdings sold 100% of its issued and outstanding member interests in WorkflowOne (the “WF Interests”) to the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Holdings, and the Escrow Agent will enter into the Escrow Agreement, pursuant to which WorkflowOne will deposit the Escrow Amount  an account designated by the Escrow Agent (“Escrow Account”) pending the determination of Final Working Capital;

WHEREAS, the Purchase Agreement contemplates, and the parties hereto desire that at the Closing, the Company will issue to the Second Lien Lenders Warrants pursuant to this Agreement in repayment of a portion of the debt held by the Second Lien Lenders;

WHEREAS, immediately after the Equity Issuance, the Company and WorkflowOne, each as co-obligors, the First Lien Lenders, the Administrative Agent, as administrative agent to the First Lien Lenders, and Standard Register International, Inc., Standard Register Technologies, Inc., Standard Register Holding Company, Standard Register Mexico Holding Company, iMedconsent, LLC and WorkflowOne of Puerto Rico Inc. (“WF PR”), each as guarantors (the “Guarantors”), will enter into the First Lien Credit Agreement (the “First Lien Credit Agreement”), in the form attached as Exhibit A hereto, pursuant to which the principal amount of all indebtedness of WorkflowOne outstanding under the Existing First Lien Credit

Agreement immediately prior to the Closing (i) will remain outstanding as first lien term loans of equal principal amount of WorkflowOne, (ii) will be assumed by the Company as co-obligor thereunder, (iii) will be guaranteed (or continued to be guaranteed in the case of WF PR) by each of the Guarantors and (iv) will be amended and restated to be on the terms set forth under the First Lien Credit Agreement pursuant to this Agreement (such agreement, as so amended and restated, the “Amended and Restated First Lien Credit Agreement” and the transactions referred to in clauses (i) through (iv), the “First Lien Amendment and Assumption”);

WHEREAS, immediately after the Equity Issuance, the Company and WorkflowOne, each as co-obligors, the Second Lien Lenders, the Administrative Agent, as administrative agent to the Second Lien Lenders, and the Guarantors, will enter into the Second Lien Credit Agreement (the “Second Lien Credit Agreement”), in the form attached as Exhibit B hereto, pursuant to which (i) the principal amount of all indebtedness of WorkflowOne outstanding under the Existing Second Lien Credit Agreement immediately prior to the Closing (the “Pre-Closing Second Lien Principal Amount”) will remain outstanding as an obligation of WorkflowOne of equal principal amount,  provided that the lenders of indebtedness of WorkflowOne outstanding under the Existing Second Lien Credit Agreement will cancel (the “Simultaneous Cancellation”) a principal amount of indebtedness of WorkflowOne outstanding under the Existing Second Lien Credit Agreement in an amount equal to the Average Price multiplied by the total quantity of Newly Issued Equity (such principal amount, the “Cancelled Second Lien Principal Amount”), pro rata in accordance with the principal amount of the loans held by such lenders, in exchange for the Warrants issued to such lenders pursuant to this Agreement and (iii) an amount of indebtedness of WorkflowOne outstanding under the Existing Second Lien Credit Agreement equal to the Pre-Closing Second Lien Principal Amount less the Cancelled Second Lien Loan Principal Amount (x) will continue to be an obligation of WorkflowOne and will also be assumed by the Company as co-obligor thereunder, (y) will be guaranteed (or continued to be guaranteed in the case of WF PR) by each of the Guarantors, and (z) will be amended and restated to be on the terms set forth under the Second Lien Credit Agreement pursuant to this Agreement (such agreement, as so amended and restated, the “Amended and Restated Second Lien Credit Agreement” and, together with the Amended and Restated First Lien Credit Agreement, the “Amended and Restated Credit Agreements” and the transactions referred to in clauses (i) through (iii), the “Second Lien Amendment and Assumption”);

WHEREAS, pursuant to this Agreement, upon the Simultaneous Cancellation, the Company will issue to the Second Lien Lenders or its designees an aggregate amount of 2,645,952 Warrants issued pursuant to the Warrant Agreements (as defined below) (the “Newly Issued Equity”), free and clear of all Encumbrances, pro rata to each Second Lien Lender in the amount set forth opposite the name of each such Second Lien Lender on Annex B hereto;

WHEREAS, concurrently with the Closing, the Company and each of the Second Lien Lenders will enter into Warrant Agreements in the form attached as Exhibit C (“Warrant Agreements”) setting forth certain terms and conditions of the Warrants issued to the Second Lien Lenders pursuant to this Agreement;

WHEREAS, concurrently with the Closing, the Company, each of the Second Lien Lenders, Silver Point Capital, L.P., as a shareholder representative to the Second Lenders, and certain of the shareholders of the Company will enter into a Shareholders Agreement (the “Shareholders Agreement”) in the form attached as Exhibit D, dated as of the date hereof, setting forth certain terms and conditions upon which the Warrants and the shares of Company Common Stock issued upon any conversion of the Warrants will be held by the Second Lien Lenders following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and

WHEREAS, concurrently with the Closing, the Company and certain shareholders of the Company have entered into that certain Voting Agreement (the “Voting Agreement”), dated as of the date hereof, setting forth the terms and conditions by which such shareholders agree to vote their shares of Company Common Stock and Company Class A Stock in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; and

Whereas, the Board of Directors of the Company has approved this Agreement and the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby and determined that this Agreement, such Ancillary Agreements and the transactions contemplated hereby and thereby are advisable and in the best interest of the Company and its shareholders.

In consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement, and intending to be legally bound, the Company, Holdings, the First Lien Lenders, the Second Lien Lenders and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the avoidance of doubt, and notwithstanding anything to the contrary in the Agreement, prior to the Closing, the Affiliates of the Company shall not include Holdings, WorkflowOne or any of their respective Subsidiaries or Affiliates.

“Ancillary Agreements” means all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement and the transactions contemplated by this Agreement.

“Average Price” means the average closing price of Company Common Stock on the NYSE for the three (3) trading days ending on the day prior to the Closing Date.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Company Class A Stock” means the shares of Class A Stock of the Company, par value $1.00 per share.

“Company Common Stock” means the shares of the Company’s common stock, par value $1.00 per share.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays, any of the other transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so; provided, however, that in the case of clause (i) only, “Company Material Adverse Effect” shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (A) changes or conditions generally affecting the businesses or industries in which the Company or its Subsidiaries is primarily engaged, the economy or the financial or securities markets, including effects on such businesses, industries, economy or markets resulting from any regulatory and political conditions or developments in general, (B) natural disasters, calamities, national or international political or social conditions, including the outbreak or escalation of war or acts of terrorism, (C) any adoption, implementation, promulgation, proposal or repeal of, or change in Law or GAAP or any interpretation of Law or GAAP, (D) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions with respect to revenues, earnings or other financial or operating metrics for any period or (E) any changes or effects resulting from the execution, delivery, existence of or compliance by the Company and its Subsidiaries with this Agreement or the Ancillary Agreements or the announcement or consummation of the transactions contemplated hereby or thereby  (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, with respect to clauses (A), (B) and (C), only to the extent that such event, change, circumstance, occurrence, effect or state of facts has had a disproportionately adverse effect to the Company and its Subsidiaries, taken as a whole as compared to other Persons operating in the industries in which the Company and its Subsidiaries conduct their businesses.

“Contract” means any legally enforceable contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.

“control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Determination Date” means the earlier of (i) May 27, 2014, (ii) the date on which there has been a material breach by a Voting Shareholder of any covenant or agreement contained inthe Voting Agreement, and (iii) the date on which there has been a material breach by the Company of any covenant or agreement contained in Section 5.1 of this Agreement, provided, that in the case of (ii) and (iii), such breach is not cured within ten (10) days of the written notice of such breach from Holdings.  The parties hereto acknowledge that any change in the Company Board Recommendation shall be deemed a material breach by the Company of the covenants and agreements contained in Section 5.1 of this Agreement.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means U.S. Bank, N.A. or another bank or trust company selected by the Company and reasonably acceptable to Holdings.

“Escrow Agreement” means the Escrow Agreement to be entered into by the Company, Holdings and the Escrow Agent, in form and substance reasonably acceptable to the Company and Holdings.

“Escrow Amount” means $5,000,000.

“GAAP” means United States generally accepted accounting principles and practices as in effect from time to time.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, legislative, executive, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Immediate Family” means, with respect to any specified Person, any other Person who is an “immediate family member” of such first Person as defined in the general commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange.

“Indebtedness” means, with respect to any Person, without duplication: (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) outstanding indebtedness of such Person for borrowed money and (B) outstanding indebtedness evidenced by notes, debentures, bonds, letters of credit or other similar instruments for the payment of which such Person is responsible or liable; (ii) all outstanding obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course ofbusiness (other than the current liability portion of any indebtedness for borrowed money)); (iii) all amounts required to be capitalized under GAAP as liabilities of such Person as lessee under capitalized leases; (iv) all outstanding obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether contingent or matured; (v) all outstanding obligations of such Person under interest rate or currency swap or other hedging transactions or agreements (valued at the termination value thereof); (vi) all outstanding obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vii) all outstanding obligations of the type referred to in clauses (i) through (vi) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, that “Indebtedness’ shall not include (A) Indebtedness owing from any such Person to any of its Subsidiaries or from any Subsidiary of any such Person to any such Person and (B) endorsements of negotiated instruments  for collection in the ordinary course of business.

“Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications and similar reservations of marks and all goodwill associated therewith) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) trade secrets, know-how, inventions, methods, processes and processing instructions, technical data, specifications, research and development information, technology including rights and licenses, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

“Knowledge” means, for an individual, with respect to any fact or matter in question, the actual knowledge of such fact or matter and such knowledge of such fact or matter following reasonable inquiry by such Person. The Company shall be deemed to have knowledge of a particular fact or other matter if Bob Ginnan, Joe Morgan, Gerry Sowar or Jim Vaughn has knowledge of such particular fact or other subject matter.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means all real property and interests in real property leased, subleased or licensed to the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise has a right or option to use or occupy, in each case as tenant, togetherwith all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Lender Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, is or would reasonably be expected to materially impair the ability of the Lenders to consummate the transactions contemplated by this Agreement.

“Lenders” means the First Lien Lenders and the Second Lien Lenders.

“Owned Real Property” means all real property and interests in real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Related Party”, with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person that holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person.

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, attorneys, advisors, bankers and other representatives of such Person.

“Second Lien Term Loans” means the term loans outstanding at the Closing as obligations of WorkflowOne to the Second Lien Lenders and assumed by the Company at the Closing as co-obligor, and amended and restated as of the Closing to reflect the terms set forth in under the Amended and Restated Second Lien Credit Agreement, and denominated in the Amended and Restated Second Lien Credit Agreement in three separate tranches: (i) Second Lien Term Loans in the principal amount of $10,000,000 denominated as “Tranche B Second Lien Term Loans,” the principal amount of which is subject to adjustment following the determination of Final Working Capital pursuant to Section 5.2, which principal amount shall not, in accordance with the Amended and Restated Second Lien Credit Agreement, bear interest until the completion of such adjustments in the principal amount of such Tranche B Second Lien

Term Loans, (ii) if the Company does not obtain the Company Shareholder Approval in accordance with Section 5.3, the Second Lien Term Loans in the principal amount of $25,000,000 denominated as “Tranche C Second Lien Term Loans” and (iii) Second Lien TermLoans in the principal amount of the Pre-Closing Second Lien Principal Amount less the sum of $10,000,000 and the Cancelled Second Lien Principal Amount.

“Solvent” means, as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent Indebtedness), (ii) is able to pay all of its Indebtedness as such Indebtedness mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (iv) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (v) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code.  For purposes of this definition, “Bankruptcy Code” means title 11 of the United States Code; and “Property” means any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries. For the avoidance of doubt, and notwithstanding anything to the contrary in the Agreement, prior to the Closing, the Subsidiaries of the Company shall not include Holdings, WorkflowOne or any of their respective Subsidiaries or Affiliates.

“Taxes” means: (i) all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes (including any amounts resulting from the failure to file any Tax Return), together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Return” means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendment or supplements of any of the foregoing.

“Target Working Capital” means $40,950,000.

“Working Capital” means, without duplication, an amount (which may be positive or negative) equal to (i) the consolidated current assets of WorkflowOne and its Subsidiaries (excluding Closing Cash (as defined in the Purchase Agreement)) minus (ii) the consolidated current liabilities of WorkflowOne and its Subsidiaries (excluding the short term portion of long term indebtedness), in each case calculated as of the Closing Date in accordance with GAAP applied on a consistent basis with the preparation of the Financial Statements (as defined in the Purchase Agreement) and the principles set forth on Exhibit E.

“Warrant” means each warrant of the Company to purchase Company Common Stock for a purchase price per share of $0.00001 issued to the Second Lien Lenders pursuant to this Agreement and subject to the terms and conditions set forth in the Warrant Agreements.

Section 1.2

Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition

Location

Administrative Agent

Preamble

Agreement

Preamble

Amended and Restated Credit Agreements

Recitals

Amended and Restated First Lien Credit Agreement

Recitals

Amended and Restated Second Lien Credit Agreement

Recitals

Cancelled Second Lien Principal Amount

Recitals

CERCLA

3.18(h)(iii)

Closing

2.2

Closing Date

2.2

Company

Preamble

Company Charter

3.1(b)

Company Code

3.1(b)

Company Disclosure Schedules

Article III

Company Financial Advisor

3.16(c)

Company IP

3.16(c)

Company Material Contracts

3.19(a)

Company Registered IP

3.16(e)

Company SEC Documents

3.6

Company Shareholder Approval

3.7

Company Shareholder Meeting

5.1(a)

Copyrights

1.1

Covered Person

3.3(c)

Director Authorization Proposal

5.1(a)

Environmental Laws

3.18(h)(i)

Environmental Permits

3.18(h)(ii)

Equity Issuance

2.1

ERISA

3.12(a)(i)

Exchange Act

3.3(b)

Expense Account

5.4(e)

Existing First Lien Credit Agreement

Recitals

Existing Second Lien Credit Agreement

Recitals

Final Working Capital

5.2(c)

Financial Statements

3.7(a)

First Lien Amendment and Assumption

Recitals

First Lien Lenders

Preamble

Definition

Location

First Lien Credit Agreement

Recitals

Guarantors

Recitals

Hazardous Substances

3.18(h)(iii)

Holdings

Preamble

Independent Accounting Firm

5.2(c)

Intercompany Arrangements

3.20(b)

Issuance Proposal

5.1(a)

IRS

3.12(b)

Leases

3.15(a)

Definition

Location

Lenders’ Representative

Preamble

Major Customer

3.23

Major Supplier

3.23

Marks

1.1

Multiemployer Plan

3.12(c)

Newly Issued Equity

Recitals

Notice of Disagreement

5.2(b)

Opt-Out Proposal

5.1(a)

Patents

1.1

Pension Plan

3.12(c)

Permits

3.10(b)

Permitted Encumbrances

3.14(a)

Plans

3.12(a)(ii)

Pre-Closing Second Lien Principal Amount

Recitals

Proposals

5.1(a)

Proxy Statement

5.1(a)

Purchase Agreement

Recitals

Release

3.18(h)(iv)

SEC

3.6(a)

Second Lien Amendment and Assumption

Recitals

Second Lien Lenders

Preamble

Second Lien Credit Agreement

Recitals

Securities

4.3

Securities Act

3.3(b)

Shareholders Agreement

Recitals

Simultaneous Cancellation

Recitals

Stock Issuance

3.7

Trade Secrets

1.1

Tranche B Second Lien Term Loans

1.1

Tranche C Second Lien Term Loans

1.1

Voting Agreement

Recitals

Warrant Agreements

Recitals

WF PR

Recitals

WorkflowOne

Recitals

ARTICLE II

PURCHASE AND SALE

Section 2.1

Equity Issuance and Simultaneous Cancellation. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to the Second Lien Lenders the Newly Issued Equity, with each such Second Lien Lenders receiving the number of Warrants to purchase the number of shares of Company Stock set forth opposite the name of such lender on Annex B (such issuance, the “Equity Issuance”), free and clear of all Encumbrances, in exchange for the consummation of the Simultaneous Cancellation with each Second Lien Lender surrendering to WorkflowOne the Cancelled Second Lien Principal Amount, pro rata in the principal amount set forth opposite the name of such Second Lien Lender on Annex B (and in a total principal amount equal to the Cancelled Second Lien Principal Amount), in each case, free and clear of all Encumbrances.

Section 2.2

Execution and Delivery of Amended and Restated Credit Agreements.  Upon the terms and subject to the conditions of this Agreement, at the Closing one minute after the Equity Issuance the Company shall, and shall cause each of its Subsidiaries (including WorkflowOne and its Subsidiaries acquired pursuant to the Purchase Agreement) to, enter into and deliver each of the Amended and Restated Credit Agreements.

Section 2.3

Closing. The closing of transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166-0193, immediately following the execution and delivery of this Agreement, which shall occur immediately following and be conditioned upon (i) the satisfaction in full of the conditions to the consummation of the First Lien Amendment and Assumption and the Second Lien Amendment and Assumption under the Amended and Restated Credit Agreements and (ii) the execution and delivery of the Purchase Agreement(the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

Except as contemplated by this Agreement, the Purchase Agreement or the Ancillary Agreements, or as set forth in the corresponding sections or subsections of the Disclosure Schedules delivered to the Lenders’ Representative on the date of this Agreement (collectively, the “Company Disclosure Schedules”) (each of which shall qualify the specifically identified sections or subsections hereof to which such Company Disclosure Schedules relate or any other section or subsection hereof to which it is reasonably apparent on its face that such Company Disclosure Schedules relate), and except as set forth in the Company SEC Documents (excluding any disclosures set forth in any risk factor section thereof or in any section relating to forward-looking statements and any other disclosures contained or referenced therein relating to the information, factors or risks that are predictive, cautionary or forward looking in nature), and then only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by a representation or warranty set forth in this Article III as is reasonably apparent on its face to matters and items which are the subject of such representation or warranty), the Company represents and warrants to the Lenders as follows:

Section 3.1

Organization and Qualification.

(a)

The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing and to have such corporate power has not had or would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Company Material Adverse Effect.

(b)

The Company previously delivered to the Lenders true, correct and complete copies of the Company’s articles of incorporation, as amended (the “Company Charter”) and code of regulations (the “Company Code”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.  Except as would not have an adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, the Company is not in violation of any provision of the Company Charter or the Company Code.

Section 3.2

Authority and Power.  The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the Company and each of its Subsidiaries has all necessary corporate authority to execute, deliver and perform its obligations under each Ancillary Agreement to which such party will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, and the execution, delivery and performance by the Company and each of its Subsidiaries of each of the Ancillary Agreements to which such party will be a party and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and each of its Subsidiaries, as the case may be, and no other corporate proceedings on the part of the Company and its Subsidiaries are necessary to approve this Agreement, and no other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to approve each Ancillary Agreement to which such party will be a party, or to consummate the other transactions contemplated hereby or thereby, except as set forth in Section 3.7. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Company or any of its Subsidiaries will be a party, will have been, duly executed and delivered by the Company or any of its Subsidiaries, as the case may be, and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Company or any of its Subsidiaries will be a party will constitute, the legal, valid and binding obligations of the Company or such Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or in law). The Board of Directors of the Company has, at a meeting duly called and held on or prior to the date hereof, (a) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interest of the Company and its shareholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Ancillary Agreements and the transactions contemplated thereby, and (c) directed that the Proposals be submitted to the shareholders of the Company for approval.

Section 3.3

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by the Company, and the execution, delivery and performance by the Company or any of its Subsidiaries of each of the Ancillary Agreements to which such party will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate the Company Charter, the Company Code or the certificate of incorporation or bylaws (or equivalent organizational documents of) any of its Subsidiaries; (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Company or any of its Subsidiaries under, or result in the creation of any Encumbrance on any property, asset or right of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract (including for the avoidance of doubt, any Company Material Contract) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties, assets or rights are bound or affected, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Company Material Adverse Effect.

(b)

None of the Company or any of its Subsidiaries is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which the Company or any of its Subsidiaries will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification the Company or any of its Subsidiaries except for: (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable state or federal securities, takeover and “blue sky” laws; (ii) any filings and approvals required under the rules and regulations of the NYSE; (iii) except as has not had or would not be reasonable expected to have a Company Material Adverse Effect and (iv) the approvals set forth in Section 3.3 of the Company Disclosure Schedules.

(c)

Prior to the date hereof, the Board of Directors of the Company has approved, for the purposes of Chapter 1704 of the Ohio Revised Code, this Agreement, the Ancillary Agreements, the Stock Issuance and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable the provisions of Section 1704.02 of the Ohio Revised Code to all such transactions and to all future transactions between any Second Lien Lender or any Affiliate or associate of any Second Lien Lender (each, a “Covered Person”), on the one hand, and the Company, on the other hand, if, as a result of the transactions contemplated hereby, any Covered Person becomes an “interested shareholder” (as defined in Section 1704.01 of the Ohio Revised Code), and in such event, until such time as such Covered Person is no longer an “interested shareholder” (as so defined).  Except for Chapter 1704 of the Ohio Revised Code, and assuming the Company Shareholder Approval is obtained, no “fair price,” “interested shareholder,” “business combination” or similar provision of any state takeover Law is applicable to the transactions contemplated by the consummation of the transactions contemplated by this Agreement other than the exercise of the Warrants.

Section 3.4

Capitalization.

(a)

As of June 30, 2013, the authorized capital stock of the Company consists of 101,000,000 shares of Company Common Stock and 9,450,000 shares of Company Class A Stock. As of the date hereof, (i) 5,229,793 shares of Company Common Stock (excluding treasury shares) were issued and outstanding and 2,021,047 shares of Company Common Stock were held by the Company in its treasury, (ii) 944,996 shares of Company Class A Stock were issued and outstanding, and (iii) 2,594,477 shares of Company Common Stock were reserved for issuance pursuant to Company equity incentive plans (of which 651,456 shares were subject to outstanding options). Section 3.4(a) of the Company Disclosure Schedules sets forth, as of the date hereof, (A) the aggregate number of shares of capital stock of the Company subject to outstanding options, the weighted average exercise price of such options, and the number of vested and unvested shares of capital stock subject thereto and (B) the aggregate number of shares of capital stock of the Company subject to each of unvested time-vesting restricted shares and unvested performance-vesting restricted shares.  All of the issued and outstanding shares of Company Common Stock and Company Class A Common Stock have been duly authorized and validly issued, are fully paid, nonassessable, are free of preemptive rights and have been issued in compliance with all applicable securities Laws.  The shares of Company Common Stock to be issued pursuant to this Agreement and the shares of Company Common Stock underlying the Warrants to be issued upon exercise shall be validly issued, fully paid, non-assessable and free and clear of any Liens and shall not have been issued in violation of any preemptive rights.

(b)

Except for Company Common Stock and Company Class A Stock and except as set forth in Section 3.4(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of the Company or such Subsidiary on any matter. Except as set forth above in this Section 3.4(b), as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities or equity interests of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company, (iii) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based awards or rights, (iv) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or rights or interests described in the preceding clause (iii) or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

Section 3.5

Equity Interests. Except for the Subsidiaries listed in Section 3.5 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person.

Section 3.6

SEC Reports; Financial Statements; Disclosure and Internal Controls.

(a)

The Company has timely filed with or furnished to the Securities and Exchange Commission (the “SEC”) all material forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2011 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of the last such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the Company’s Subsidiaries is required to file or furnish any forms, reports, schedules, statements or other documents with the SEC.

(b)

The consolidated financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Company and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated bythe SEC.  Such consolidated financial statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries.

(c)

The books and records of the Company and its Subsidiaries are and have been since January 1, 2011, properly prepared and maintained in all material respect in form and substance adequate for preparing audited financial statements in accordance with GAAP, and fairly and accurately reflect in all material respects all of the assets and liabilities of the Company and its Subsidiaries and all contracts and transactions to which the Company or any of its Subsidiaries is or was a party or by which any of their respective assets were affected.

(d)

The Company has established, implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information required to be disclosed in the Company’s periodic and current reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including that such information is made known to the Company’s chief executive officer and its chief financial officer as appropriate to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented and have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC in any applicable Company SEC Document that is a report on Form 10K or Form 10Q, or any amendment thereto, their conclusions about the effectiveness of the disclosure controls and procedures of Company as of the end of the period covered by such report or amendment based on such evaluation, and the statements contained in all such certifications were as of their respective dates made true, complete and correct.

(e)

The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a15(f) and 15d15(f) under the Exchange Act) which provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, which involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A true, correct and complete summary of any such disclosures made by management to the Company’s auditors and audit committee is set forth in Section 3.6(e) of the Company Disclosure Schedules.

(f)

Since January 1, 2011, to the Knowledge of the Company, (i) neither the Company nor any of its Subsidiaries nor any of their respective directors or officers has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

(g)

The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

Section 3.7

Required Vote of Company Shareholders. The only votes of holders of securities of the Company which are required to approve the consummation of the transactions contemplated by this Agreement, including the Stock Issuance, are (a) the affirmative vote of holders of record of shares entitling them to exercise a majority of the voting power of the Company to authorize and approve each of the Opt-Out Proposal and the Director Authorization Proposal, and (b) a majority of the outstanding Company Common Stock and Company Class A Stock present in person or represented by proxy at the Company Shareholder Meeting to approve and adopt the Issuance Proposal (collectively, the “Company Shareholder Approval”).

Section 3.8

Absence of Undisclosed Liabilities; Indebtedness.

(a)

The Company and its Subsidiaries have no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise that are required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries or disclosed in the notes thereto, other than liabilities and obligations (i) that are reflected or reserved against in the most recent consolidated balance sheet of the Company included in the Company SEC Documents filed prior to the date hereof (including any notes thereto), (ii) that have been incurred since December 31, 2012 in the ordinary course of business or (iii) that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)

Except as set forth in Section 3.8(b) of the Company Disclosure Schedules, there is no Indebtedness of the Company or any Subsidiary of the Company.  Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, in any material respect, any Contract in respect of Indebtedness of the Company, nor has the Company or any of its Subsidiaries received any claim of any such breach, violation or default

Section 3.9

Absence of Certain Changes or Events.  Except as contemplated by this Agreement or the Ancillary Agreements, the Purchase Agreement and the Ancillary Agreements, since March 31, 2013 (a) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice; and (b) there has not been any change, event or development or prospective change, event or development that has had or is reasonably likely to have a Company Material Adverse Effect.  Without limiting the generality of the foregoing, except as reflected on the consolidated financial statements of the Company, in connection with any grants, issuances or redemptions made pursuant to the Company’s equity incentive plans or other compensation package or in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, since March 31, 2013 to the date hereof, neither the Company nor any of its Subsidiaries has:

(a)

issued, sold, pledged, disposed of or otherwise subjected to any Encumbrance (A) any Interests or any other equity interests or capital stock of the Company or any of its Subsidiaries, or any options, profits interests, warrants, convertible securities or other rights of any kind to acquire any such Interests, or any other equity or ownership interest in the Company or any of its Subsidiaries or (B) any properties or assets of the Company or any of its Subsidiaries, other than sales or transfers of inventory in the ordinary course of business consistent with past practice;

(b)

declared, set aside, made or paid any non-cash dividend or other distribution on or with respect to any of its capital stock or other equity or ownership interest;

(c)

reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock or other equity or ownership interest, or any options, warrants or rights to acquire any such equity or ownership interest, or made any other change with respect to its capital structure;

(d)

directly or indirectly acquired or agreed to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to the Company and its Subsidiaries, other than inventory acquired in the ordinary course of business consistent with past practice;

(e)

adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or otherwise altered the Company’s or any such Subsidiary’s corporate structure; or

(f)

authorized any of, or committed, resolved or agreed to take any of, the foregoing actions.

Section 3.10

Compliance with Law; Permits.

(a)

Except as would not be reasonably expected to have a Company Material Adverse Effect, (i) since January 1, 2011, each of the Company and its Subsidiaries is and has been in compliance with all Laws applicable to it and (ii) none of the Company, any of its Subsidiaries or any of its or their executive officers has received during the past five years, nor is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or any of its Subsidiaries is not in compliance in any material respect with any Law applicable to it.

(b)

Except as would not be reasonably expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business as currently conducted (the “Permits”). Since January 1, 2011, each of the Company and its Subsidiaries is and has been in compliance with all such Permits other than such non-compliance that has not had and would not reasonably be expected to have a Company Material Adverse Effect. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the Knowledge of the Company, threatened that has had or would be reasonably expected to have a Company Material Adverse Effect. The Company and its Subsidiaries will continue to have the use and benefit of all Permits following consummation of the transactions contemplated hereby, except as would not be reasonably expected to have a Company Material Adverse Effect. No Permit is held in the name of any employee, officer, director, shareholder, agent or otherwise on behalf of the Company or any of its Subsidiaries.

Section 3.11

Litigation.  Except as set forth in Section 3.11 of the Company Disclosure Schedules, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any material property or asset of the Company or any of its Subsidiaries, or any of the officers of the Company or any of its Subsidiaries in regards to their actions as such, nor, to the Knowledge of the Company, is there any basis for any such Action, other than any Action that has not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements other than any Action that has not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of the Company, threatened investigation by, any Governmental Authority relating to the Company, any of its Subsidiaries, any of their respective properties or assets, any of their respective officers or directors, or the transactions contemplated by this Agreement or the Ancillary Agreements that has had or would reasonably be expected to have a Company Material Adverse Effect. There is no material Action by the Company or any of its Subsidiaries pending, or which the Company or any of its Subsidiaries has commenced preparations to initiate, against any other Person that has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.12

Employee Benefit Plans.

(a)

Section 3.12(a) of the Company Disclosure Schedules sets forth a true and complete list of:

(i)

all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, profits units, stock option, stock purchase, restricted stock, change in control, retention, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, retention, severance contracts or agreements to which the Company or any of its Subsidiaries is a party, which are maintained, contributed to or sponsored by the Company, any of its Subsidiaries or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could have any obligation; and

(ii)

all Contracts between the Company or any of its Subsidiaries and any employee, officer or director of the Company or any of its Subsidiaries, including any Contracts relating in any way to a sale of the Company or any of its Subsidiaries (clauses (i) and (ii) collectively, the “Plans”).

(b)

Each Plan referred to in Section 3.12(a) is in writing. The Company has furnished to the Lenders a true and complete copy of each such Plan and has delivered to the Lenders a true and complete copy of each material document, if any, prepared in connection with each such Plan, including (i) a true and complete copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications thereto, (iii) the two most recently filed Internal Revenue Service (“IRS”) Form 5500s, (iv) the most recently received IRS determination or opinion letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan.

(c)

Section 3.12(c) of the Company Disclosure Schedules lists each Plan that is subject to Title IV of ERISA or Section 412 or Section 430 of the Code (each, a “Pension Plan”).  Except as otherwise disclosed on Section 3.12(c) of the Company Disclosure Schedules, (i) each Pension Plan is not in “at risk status” as defined in Section 430(i) of the Code; (ii) each Pension Plan satisfies the minimum funding standards under Sections 412 and 302 of the Code and ERISA, respectively, and no waiver of such funding has been sought or obtained in the past five years; (iii) no reportable event (as defined in Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any Pension Plan; (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (v) no liability or contingent liability (including liability pursuant to Section 4069 of ERISA) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company, any of its Subsidiaries or any ERISA Affiliate; (vi) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any Pension Plan and, to the Knowledge of the Company, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; and (vii) any Pension Plan that has been frozen or amended to reduce future benefit accruals has been so frozen or amended in accordance with all applicable laws and regulations including Section 204(h) of ERISA and the regulations under Section 4980F of the Code.  No Plan is a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”) and none of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability with respect to any Multiemployer Plan, nor has any event occurred that could reasonably be expected to result in any liability with respect to any Multiemployer Plan.  None of the Company and its Subsidiaries nor any of their respective ERISA affiliates has at any time during the last six (6) years, contributed to or been obligated to contribute to any Multiemployer Plan.

(d)

The Company is not a party to an agreement with any Person, including the Pension Benefit Guaranty Corporation, that would (i) affect the determination of minimum funding contributions to any Pension Plan, (ii) require any contributions to any Pension Plan in excess of minimum required contributions or (iii) require the provision of security relating to contributions for unfunded liabilities under any Pension Plan.

(e)

The Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.  No Plan is a “funded welfare plan” within the meaning of Section 419 of the Code.

(f)

Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each of the Company and its Subsidiaries has performed all material obligations required to be performed by it and is not in any material respect in default under or in violation under any Plan, nor does the Company have any Knowledge of any such material default or violation by any other party to any Plan. No Action is pending or, to the Knowledge of the Company, threatened with respect to any Plan, other than claims for benefits in the ordinary course, and no fact or event exists that would reasonably be expected to give rise to any such Action that would reasonably be expected to have a Company Material Adverse Effect.

(g)

Each Plan that is intended to be qualified under Section 401(a) or Section 401(k) of the Code has received a timely favorable determination or opinion letter from the IRS covering all of the provisions applicable to such Plan for which determination letters are currently available that such Plan is so qualified. No fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust. There has not been any material non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan.

(h)

All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates.

(i)

There are no Actions or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

(j)

No Plan or any related trust or other funding medium thereunder or any fiduciary thereof is, to the Knowledge of the Company, the subject of an audit, investigation or examination by any Governmental Authority.

(k)

The Company and its ERISA Affiliates do not maintain any Plan that is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, which has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Health Insurance Portability and Accountability Act of 1986.

(l)

Each Plan that is subject to the requirements of Section 409A of the Code has complied in form and operation in all material respects with the requirements of Section 409A of the Code as in effect from time to time. The Company has no obligation to provide any “gross-up” of any tax, interest charge or other amount incurred by any individual pursuant to Section 409A or Section 4999 of the Code.

(m)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either directly or in combination with any other event: (i) result in any payment (including severance, change in control or otherwise) becoming due under any Plan, (ii) increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of time of payment or vesting or funding of any benefits under any Plan, (iv) limit the right to amend or terminate any Plan, (v) result in any payment or benefit that will or may be made by the Company or its Subsidiaries that may be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, or (vi) trigger an advance reporting filing obligation under Section 4043.61 of the PBGC regulations.

(n)

There has been no material adverse change in the aggregate funding status of the Plans that are defined benefit pension plans or that provide post-retirement health and welfare benefits from the funding status as of December 31, 2012 as disclosed on the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012 on file with the SEC.

Section 3.13

Labor and Employment Matters.

(a)

Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining Contract that pertains to employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no, and since January 1, 2012 have been no, organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries. There is no, and since January 1, 2012, there has been no, labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.

(b)

Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company has complied in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices and classification of employees, consultants and independent contractors. To the Knowledge of the Company, the Company has not engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. No unfair labor practice or labor charge or complaint is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority nor has there been any such charge or complaint since January 1, 2012.

(c)

Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Since January 1, 2012, none of the Company, any of its Subsidiaries or any of its or their executive officers has received any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

Section 3.14

Title to, Sufficiency and Condition of Assets.

(a)

Except for matters as have had or would reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid title to or a valid leasehold interest in all of their assets, including all of the assets reflected on the financial statements of the Company or acquired in the ordinary course of business since March 31, 2013, except those sold or otherwise disposed of for fair value since March 31, 2013 in the ordinary course of business consistent with past practice. The assets owned or leased by the Company and its Subsidiaries constitute all of the assets necessary for the Company and its Subsidiaries to carry on their respective businesses as currently conducted other than the lack of any assets that has not had or would not reasonably be expected to have a Company Material Adverse Effect. None of the assets owned or leased by the Company or any of its Subsidiaries is subject to any Encumbrance, other than (i) liens for Taxes not yet past due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and, in either case, for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, (iii) Encumbrances set forth on Section 3.14(a) of the Company Disclosure Schedules, and (iv) Encumbrances that would not reasonably be expected to have a Company Material Adverse Effect (collectively, “Permitted Encumbrances”).

(b)

All tangible assets owned or leased by the Company or its Subsidiaries have been maintained in accordance with generally accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, except where the failure of such assets to be adequate for the uses to which they are being put has not had and would not reasonably be expected to have a Company Material Adverse Effect.

This Section 3.14 does not relate to real property or any leases or other interests in real property, such items being the subject of Section 3.15, or to Intellectual Property, such items being the subject of Section 3.16.

Section 3.15

Real Property.

(a)

Section 3.15 of the Company Disclosure Schedules sets forth a true and complete list of all Owned Real Property and all Leased Real Property, including, (i) with respect to all Owned Real Property, the street address and the current record owner of each parcel of Owned Real Property, and (ii) with respect to all Leased Real Property, the street address and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. True and complete copies of all leases and licenses, including all amendments and assignments thereto and all guaranties thereof (the “Leases”), relating to all Leased Real Property, have been provided to the Lenders.  Each of the Company and its Subsidiaries has (x) good and marketable title in fee simple to all Owned Real Property and (y) a valid, binding and enforceable leasehold estate in all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances and as has not and would not reasonably be expected to have a Company Material Adverse Effect. No parcel of Owned Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company, any of its Subsidiaries or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, any of its Subsidiaries or any other party thereto that has or would reasonably be expected to have a Company Material Adverse Effect. All leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Closing, except where the failure to remain so valid and binding has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)

There are no contractual or legal restrictions that preclude or restrict the ability to use any Owned Real Property or, to the Knowledge of the Company, any Leased Real Property by the Company or any of its Subsidiaries for the current or contemplated use of such Owned Real Property or Leased Real Property. Each of the Company and its Subsidiaries has title to, or a leasehold interest in, as applicable, all personal property used in their respective businesses, except where failure to have such title or leasehold interest has not had or would not reasonably be expected to have a Company Material Adverse Effect. All plants, warehouses, distribution centers, structures and other buildings on the Owned Real Property and the Leased Real Property are adequately maintained and are in good operating condition and repair, ordinary wear and tear excepted, for the requirements of the business of the Company and its Subsidiaries as currently conducted, except as would reasonably be expected to have a Company Material Adverse Effect.

(c)

Since January 1, 2011, none of the Company or any of its Subsidiaries has subleased, licensed or otherwise granted to any other Person the right to use or occupy the Owned Real Property or Leased Real Property or any portion thereof.

(d)

None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to any lease or sublease applicable to the Leased Real Property, is in breach or default under such lease or sublease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such leases or subleases that has or would reasonably be expected to have a Company Material Adverse Effect. The Owned Real Property and Leased Real Property comprise all of the real property necessary for the operation of the businesses of the Company and its Subsidiaries in all material respects as currently conducted.

Section 3.16

Intellectual Property.

(a)

Section 3.16 of the Company Disclosure Schedules sets forth a true and complete list in all material respects of all registered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by and material to the Company or any of its Subsidiaries.

(b)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the Intellectual Property identified in Section 3.16 of the Company Disclosure Schedules (“Company Registered IP”) is valid, enforceable and in good standing with the Governmental Authority before which it is registered or pending, (ii) neither the Company nor any of its Subsidiaries has received any notice or claim in writing challenging the validity or enforceability of Intellectual Property identified in Section 3.16 of the Company Disclosure Schedules or alleging misuse of such Intellectual Property, (iii) no Intellectual Property identified in Section 3.16 of the Company Disclosure Schedules is involved in any opposition, cancellation, interference, reissue, reexamination or similar proceeding as of the date hereof, and (iv) to the Knowledge of the Company, no such proceeding is or has been threatened with respect to any of such Intellectual Property.

(c)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries own all right, title, and interest in and to, free of all Liens other than Permitted Liens, or have a right to use, all Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ businesses taken as a whole as now being conducted (the “Company IP”) and (ii) neither the Company nor any of its Subsidiaries has received any notice or claim challenging the Company’s or such Subsidiary’s ownership of any of the Company IP owned or purportedly owned (in whole or in part) by the Company or any of its Subsidiaries.

(d)

The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by the Company or any of its Subsidiaries, and all of the other activities or operations of the Company or any of its Subsidiaries do not infringe upon, misappropriate, violate or dilute, any Intellectual Property of any third party, except where such infringement upon, misappropriation, violation or dilution would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice or claim in writing asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring. No Company IP is subject to any outstanding order, judgment, decree, or stipulation restricting the use or licensing thereof by the Company or its Subsidiaries. To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Company IP in a material manner, except where such misappropriation, infringement, dilution, or violation would not reasonably be expected to result in material liability for the Company or any of its Subsidiaries.

(e)

To the Knowledge of the Company, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not give rise to any right of any third party to terminate or re-price or otherwise modify any of the Company’s or any of its Subsidiaries’ rights or obligations under any agreement under which any right or license of or under any Intellectual Property is granted to or by the Company or any of its Subsidiaries.

(f)

Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) takes reasonable measures to ensure the confidentiality, privacy and security of customer, employee and other confidential information and (ii) complies with applicable data protection, privacy and similar Laws, directives and codes of practice in any jurisdiction relating to any data processed by the Company or any of its Subsidiaries in such jurisdiction.

Section 3.17

Taxes.

(a)

The Company and each if its Subsidiaries (i) have timely filed, or caused to be timely filed, taking into account any extensions, all material Tax Returns that were required to be filed by or with respect to any of them and (ii) have timely paid, or caused to be timely paid, all material amounts of Taxes owed by them or with respect to any of them (whether or not shown thereon as due and owing) to the proper Governmental Authority. All Tax Returns of the Company and its Subsidiaries or with respect to any of them are true, correct and complete in all material respects.

(b)

The Company and each of its Subsidiaries (i) have timely withheld, deducted or collected all material Taxes that the Company and each of its Subsidiaries have been required to withhold, deduct or collect (including material employment-related Taxes) and (ii) to the extent required when due, have timely paid such Taxes to the proper Governmental Authority.

(c)

There are no material written claims by any Governmental Authority in a jurisdiction where the Company and/or its Subsidiaries does not file Tax Returns that the Company or any Subsidiary may be subject to taxation by that jurisdiction.

(d)

There are (i) no material asserted or proposed deficiencies or assessments of Taxes from any Governmental Authority with respect to the Company or any Subsidiary, (ii) no ongoing Actions concerning any material Tax liability of the Company or its Subsidiaries and no such Action is threatened in writing and (iii) the Company and/or its Subsidiaries have not granted any request, agreements, or consents to waive or extend the statutory period of limitations applicable to the assessment of Taxes.

(e)

There are no Tax liens on the assets of the Company or its Subsidiaries other than Permitted Encumbrances.

(f)

Neither the Company nor any Subsidiary (i) is a party to any agreement or arrangement providing for the allocation, indemnification or sharing of Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Governmental Authority), (ii) is subject to any private letter ruling of the Internal Revenue Service or any comparable rulings of any other Governmental Authority, (iii) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company), (iv) has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any other comparable provision of state, local or non-

U.S. Tax Law) as transferee or successor, by contract or otherwise, (v) is bound by, has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law or has any Knowledge that any Governmental Authority has proposed any such adjustment, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, or (vi) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law.

(g)

The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

Section 3.18

Environmental Matters.

(a)

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is and, for the past three years, has been in compliance with all applicable Environmental Laws, and (ii) none of the Company, any of its Subsidiaries or any of its or their executive officers has received any written notice, communication or complaint from a Governmental Authority or other Person alleging that the Company or any of its Subsidiaries has any liability under any Environmental Law or is not in compliance with any Environmental Law.

(b)

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Hazardous Substances are present, and there is and has been no Release or threatened Release of Hazardous Substances or any cleanup or corrective action of any kind relating thereto, in each case, that are reasonably likely to form the basis of any Action against the Company or any of its Subsidiaries or impose liability or other obligations on the Company or any of its Subsidiaries under any Environmental Laws, (i) on, at, about or in any property (including any buildings, structures, improvements, soils and surface, subsurface and ground waters thereof) currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries or any respective predecessor in interest or (ii) at any location to which the Company or any of its Subsidiaries has sent any Hazardous Substance.

(c)

To the Knowledge of the Company, there are no active or abandoned underground storage tanks at any property currently or formerly owned, leased or operated by or for the Company or any of its Subsidiaries or any of their respective predecessors in interest, with respect to which the Company, any Subsidiary of the Company is required to upgrade, monitor, retrofit or remove or has material investigation or remediation obligations pursuant to Environmental Law.

(d)

There is no pending or, to the Knowledge of the Company, threatened Action by any Governmental Authority or any other Person against the Company or any of its Subsidiaries relating to Hazardous Substances or otherwise pursuant to any Environmental Law, except for such Action that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e)

Each of the Company and its Subsidiaries holds all material Environmental Permits, and is and, for the past three years, has been in material compliance therewith and has timely made all appropriate filings for issuance or renewal of such Environmental Permits. To the Knowledge of the Company, neither the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require pursuant to any applicable Environmental Law or Environmental Permit any notice to or any material consent or approval of any Governmental Authority on or prior to the Closing Date or (ii) result in the modification or termination of any material Environmental Permit.  In the event that the execution, delivery, or performance of this Agreement results in a requirement that the Company or its Subsidiaries to request any Governmental Authority to amend, modify, transfer, or re-issue any Environmental Permit, the Company or its Subsidiaries shall promptly request and take all actions necessary to obtain the amendment, modification, transfer or re-issuance of any Environmental Permit.

(f)

The Company and its Subsidiaries have provided or made available to the Lenders all material “Phase I,” “Phase II” or other environmental assessment or environmental compliance audit reports relating to compliance with or any liability under Environmental Laws in their possession and pertaining to any and all locations ever owned, operated or leased by the Company or any of its Subsidiaries, except for such reports or other documents that are not material or were generated prior to 2010.

(g)

To the Knowledge of the Company, the Company and its Subsidiaries have applied for registration of all pesticides or pesticidal products that the Company and its Subsidiaries have developed or sought to develop and have not sold or distributed any unregistered pesticides or pesticidal products in violation of any Environmental Law.

(h)

The Company and the Lenders agree that the only representations and warranties of the Company made herein with respect to any matters arising under any Environmental Laws are those contained in this Section 3.18.

(i)

For purposes of this Agreement:

(i)

Environmental Laws” means any Laws of any Governmental Authority relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment, occupational health and safety or natural resources.

(ii)

“Environmental Permits” means all Permits required under any Environmental Law.

(iii)

“Hazardous Substances” means: (A) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the

Clean Air Act, the Occupational Safety and Health Act and their state counterparts, as each has been amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) lead, polychlorinated biphenyls, asbestos and radon; and (E) any substance, material or waste regulated as “hazardous,” “toxic,” “contaminant,” or “radioactive” or words of similar meaning or effect by any Governmental Authority pursuant to any Environmental Law.

(iv)

“Release” has the meaning set forth in Section 101(22) of CERCLA, but not subject to the exceptions in Subsection (A) of 42 U.S.C. §9601(22).]

Section 3.19

Company Material Contracts.

(a)

Except as set forth in Section 3.19(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract of the following nature (such Contracts as are required to be set forth in Section 3.19(a) of the Company Disclosure Schedules being “Company Material Contracts”):

(i)

any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries (other than compensatory contracts with, or which include as participants, any current or former director or officer of the Company or any of its Subsidiaries); and

(ii)

(A) any Contract with any Related Party of the Company or any of the Company’s Subsidiaries, (B) any Contract from which any Related Party of the Company or any of the Company’s Subsidiaries derives any economic or financial benefit and (C) any Contract to which any Related Party of the Company or any of the Company’s Subsidiaries is a Party from which the Company derives any economic or financial benefit.

(b)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) each Company Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect (except as such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law), (b) except as set forth in Section 3.19(b) of the Company Disclosure Schedules, will continue to be in full force and effect on identical terms immediately following the Closing Date and (c) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, in any material respect, any Company Material Contract, nor has the Company or any of its Subsidiaries received any claim of any such breach, violation or default.

Section 3.20

Affiliate Interests and Transactions.

(a)

To the Knowledge of the Company, except for Contracts, transactions and other arrangements that are solely among the Company and its wholly owned Subsidiaries, or that relate solely to employee compensation and/or benefits in the ordinary course of business, no equityholder, officer or director of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Related Party of the Company or any of its Subsidiaries: (i)

owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company or any of its Subsidiaries uses or has used in or pertaining to the business of the Company or any of its Subsidiaries; (iii) has or has had any business dealings or a financial interest in any transaction with the Company or any of its Subsidiaries or involving any assets or property of the Company or any of its Subsidiaries, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms; or (iv) except in the case of the officers or directors of the Company or any of its Subsidiaries, is or has been employed by the Company or any of its Subsidiaries.

(b)

Except as set forth in Section 3.20 of the Company Disclosure Schedules, there are no Contracts by and between the Company or any of its Subsidiaries, on the one hand, and any equityholder, officer or director of the Company or any of its Subsidiaries or any Related Party of the Company, on the other hand (“Intercompany Arrangements”).

(c)

There are no outstanding notes payable to, accounts receivable from or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any equityholder, officer or director of the Company or any of its Subsidiaries or any Related Party of the Company or any of its Subsidiaries.

Section 3.21

Insurance.  Section 3.21 of the Company Disclosure Schedules sets forth a true and complete list of all material casualty, directors’ and officers’ liability, general liability, product liability and all other types of insurance policies maintained with respect to the Company or any of its Subsidiaries, together with the carriers and liability limits for each such policy. To the Knowledge of the Company, (a) all such policies are in full force and effect and (b) all premiums with respect thereto have been paid to the extent due. The Company has not received notice of, nor to the Knowledge of the Company is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy.

Section 3.22

Certain Payments. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, their respective directors, executives, representatives, agents, Affiliates or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 3.23

Material Suppliers and Customers. For purposes of this Section 3.23, (a) a “Major Supplier” shall mean any of the 20 largest vendors or other suppliers of goods or services to the Company and its Subsidiaries (as measured by aggregate amounts paid to such vendor or supplier during the 12-month period ended December 31, 2012); and (b) a “Major Customer” shall mean any of the 20 largest customers of the Company and its Subsidiaries, taken as a whole as measured by the aggregate amount paid by such customer to the Company or any Subsidiary of the Company during the 12-month period ended December 31, 2012. Each Material Supplier and Material Customer of the Company is listed on Section 3.23 of the Company Disclosure Schedule. As of the date hereof, to the Knowledge of the Company, no Major Supplier or Major Customer has given the Company or any of its Subsidiaries written notice that it will or intends to terminate, limit or materially reduce its business relations with the Company or any of its Subsidiaries or adversely change in any material respect the terms on which it supplies merchandise to the Company or any of its Subsidiaries, or purchases products or services from the Company or any of its Subsidiaries.

Section 3.24

Inventory.  Except as would not reasonably be expected to have a Company Material Adverse Effect, the inventories of the Company and each of its Subsidiaries, whether reflected on the consolidated balance sheet of the Company and its Subsidiaries or subsequently acquired, (a) are generally of a quality and quantity usable and/or salable at customary gross margins in the ordinary course of business, except for obsolete, damaged, defective or slow moving items that have been written off or written down to fair market value or for which adequate reserves have been established in accordance with GAAP, (b) are reflected on the consolidated balance sheet of the Company and its Subsidiaries and in the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a basis consistent with past practice (except as described in the notes to the consolidated balance sheet of the Company and its Subsidiaries) and (c) are adequate for the conduct of the business of the Company and its Subsidiaries and inventory levels are not in excess of normal operating requirements of the Company and its Subsidiaries.

Section 3.25

Accounts Receivable.  Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) all accounts receivable reflected on the consolidated balance sheet of the Company and its Subsidiaries represent or will represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company and its Subsidiaries, (b) all accounts receivable of the Company and each of its Subsidiaries will be current and collectible net of the respective reserves shown on the consolidated balance sheet of the Company and its Subsidiaries (which reserves (i) are adequate and calculated consistent with past practice, and (ii) were established in accordance with GAAP) and (c) there is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any accounts receivable related to the amount or validity of such accounts receivable.

Section 3.26

Accounts Payable.  Except as would not reasonably be expected to have a Company Material Adverse Effect, all accounts payable and notes payable by the Company and its Subsidiaries to third parties have arisen in the ordinary course of business and no such account payable or note payable is delinquent more than 90 days in its payment as of the date hereof.

Section 3.27

Solvent Financial Condition.  The Company, after giving effect to the transactions contemplated by the Purchase Agreement, this Agreement, the Amended and Restated Credit Agreements and the Ancillary Agreements, is Solvent.  The Company and its Subsidiaries on a consolidating basis, after giving effect to the transactions contemplated by the

Purchase Agreement, this Agreement, the Amended and Restated Credit Agreements and the Ancillary Agreements, are Solvent.

Section 3.28

Brokers. No broker, investment banker, financial advisor or other Person, other than Bank of America Merrill Lynch, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.29

Exclusivity of Representations.  The representations and warranties made by the Company in this Article III are the exclusive representations and warranties made by the Company in this Agreement. The Company hereby disclaims any other express or implied representations or warranties with respect to itself.

Section 3.30

Disclosure.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided that no representation is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Lenders for inclusion or incorporation by reference therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDERS

Each Lender represents and warrants to the Company as follows:

Section 4.1

Organization and Qualification. Each Lender (i) is duly organized, validly existing and in good standing under the jurisdiction of its organization, (ii) has all requisite legal power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of clauses (ii) and (iii), as has not had and would not reasonably be expected to have a Lender Material Adverse Effect.

Section 4.2

Authority and Power.  Each Lender has the full legal power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which such Lender is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Lender of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of such Lender are necessary to approve this Agreement, any Ancillary Agreement to which such Lender is a party and the consummation of the transactions contemplated hereunder and thereunder. This Agreement has been, and upon their execution each of the Ancillary Agreements to which each

Lender will be a party will have been, duly executed and delivered by such Lender and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which such Lender will be a party will constitute, the legal, valid and binding obligations of such Lender, enforceable against such Lender in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3

Investment Intent. Each Lender is acquiring the Warrants and the shares of Company Common Stock issued upon any exercise of the Warrants (the “Securities”) for its own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and no Lender has any present intention of selling, granting any participation in, or otherwise distributing the same. No Lender presently has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. No Lender has been formed for the specific purpose of acquiring the Securities.

Section 4.4

Securities.  Each Lender understands that the Securities have not been, and will not be (unless registered pursuant to the Registration Rights Agreement, but subject to the terms and conditions set forth therein), registered under the Securities Act, and will be issued pursuant to an exemption from the registration provisions of the Securities Act. Each Lender understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Lender must hold the Securities indefinitely, unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Lender acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities and requirements relating to the Company that are outside of such Lender’s control, and that the Company is under no obligation, and may not be able, to satisfy. None of the information supplied or to be supplied by or on behalf of any Lender for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 4.5

Investor Status.  Each Lender is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a sophisticated investor, experienced in investing in securities of companies similar to the Company, is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

Section 4.6

Brokers. Except for Perella Weinberg Partners, the fees and expenses of which will constitute Transaction Expenses (as defined in the Purchase Agreement) and will be paid by the Lenders at Closing in accordance with the terms of the Purchase Agreement, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Lenders, WorkflowOne or any of its Subsidiaries.

Section 4.7

Exclusivity of Representations. The representations and warranties made by each Lender in this Article IV are the exclusive representations and warranties made by such Lender in this Agreement. Each Lender hereby disclaims any other express or implied representations or warranties with respect to itself.

ARTICLE V

COVENANTS

Section 5.1

Proxy Statement; Company Shareholder Meeting.

(a)

As promptly as practicable after the date of this Agreement, the Company shall (i) prepare (with the Lenders’ Representative’s reasonable cooperation, subject to the last sentence of this Section 5.1(a)) and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the Company’s shareholders relating to the special meeting of the Company’s shareholders (the “Company Shareholder Meeting”) to be held to consider (A) an amendment to the Company Code to opt-out of the Ohio Control Share Acquisition Act (the “Opt-Out Proposal”), (B) an amendment to the Company Code to authorize the Board of Directors to change the number of directors and fill any director’s office created by an increase in the number of directors (the “Director Authorization Proposal”), and (C) approval of the contemplated issuance of shares of Company Common Stock to the Second Lien Lenders upon exercise of the warrants issued to the Second Lien Lenders pursuant to this Agreement (the “Stock Issuance”), as required by Section 312.03 of the NYSE Listed Company Manual to authorize and approve the Stock Issuance (the “Issuance Proposal,” and together with the Opt-Out Proposal and the Director Authorization Proposal, the “Proposals”), and (ii) in connection therewith, set a record date for the Company Shareholder Meeting and commence a broker search pursuant to Rule 14a-13 of the Exchange Act in connection therewith. No filing, or amendment or supplement to, the Proxy Statement will be made by the Company without providing the Lenders’ Representative and its Representatives the reasonable opportunity to review and comment thereon, which such comments shall be given reasonable and good faith consideration by the Company.  The Proxy Statement shall include a statement to the effect that the Board of Directors of the Company unanimously recommends (the “Company Board Recommendation”) that the Company’s shareholders vote in favor of the Proposals at the Company Shareholder Meeting.  Neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify in a manner adverse to Holdings, the Company Board Recommendation.  The Company shall (i) notify the Lenders’ Representative promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Lenders’ Representative with copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and (ii) provide the Lenders’ Representative with reasonable opportunity to review and comment on the Company’s response to any such comments from the SEC and its staff (to which reasonable and good faith consideration shall be given by the Company).  The Company will advise the Lenders’

Representative promptly after it receives notice of the time when the SEC has cleared the Proxy Statement for mailing. If any time prior to the Company Shareholder Meeting any information in the Proxy Statement (other than information that is supplied in writing by or on behalf of the Lenders’ Representative specifically for inclusion in the Proxy Statement) should be discovered by the Company to contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Lenders’ Representative and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to the Company’s shareholders. If any time prior to the Company Shareholder Meeting any information in the Proxy Statement is supplied in writing by or on behalf of the Lenders’ Representative specifically for inclusion in the Proxy Statement should be discovered by the Lenders’ Representative to contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Lenders’ Representative shall promptly notify the Company and the appropriate amendment or supplement describing such information shall promptly be filed by the Company with the SEC and, to the extent required under applicable Law, disseminated to the Company’s shareholders. Notwithstanding the foregoing, the delivery of any such notice by the Company or the Lenders’ Representative, as applicable, and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.  Notwithstanding anything else contained herein to the contrary, the Lenders’ Representative hereby covenants and agrees to use its reasonable best efforts to provide the Company as promptly as practicable, all information related to the Lenders’ Representative, Holdings and the Lenders requested by the Company to prepare the Proxy Statement and any subsequent proxy statement or related filing, to respond to any comments from the SEC and its staff and to comply with rules and regulations of the Exchange Act in connection with obtaining the Company Shareholder Approval, including Schedule 14A of the Exchange Act, including financial statements of WorkflowOne and its Subsidiaries and information necessary to prepare pro forma statements.

(b)

The Company shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Shareholder Meeting for the purposes of seeking the Company Shareholder Approval. The Company shall engage a nationally recognized proxy solicitation firm for the purposes of seeking the Company Shareholder Approval and shall instruct such firm to solicit proxies in a manner that is designed to obtain such approval within a timely solicitation period, taking into account all relevant facts and circumstances. The Company shall use its commercially reasonable efforts to solicit from its shareholders proxies to secure the Company Shareholder Approval.  The Company shall keep the Lenders’ Representative updated with respect to proxy solicitation results as requested by the Lenders’ Representative. Once the Company Shareholder Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Shareholder Meeting without the Lenders’ Representative’s consent (other than (i) in order to obtain a quorum of its shareholders or (ii) as reasonably determined by the Company to comply with applicable Law). If the Company Shareholder Approval is not obtained at the initial Company Shareholder Meeting, the Company shall resubmit a proposal to obtain the Company Shareholder Approval the next three consecutive meetings of the Company’s shareholders (be they annual or special meetings) if the Company Shareholder Approval is not earlier obtained.

(c)

The Lenders’ Representative agrees that neither it nor any of its Representatives or any other Person acting on such party’s behalf will engage in solicitation or offering activities in connection with the Company Shareholder Meeting or the Stock Issuance in connection with the transactions contemplated by this Agreement in violation of the Securities Act or the Exchange Act.

Section 5.2

Working Capital.

(a)

Within 40 Business Days following the Closing Date, the Company shall prepare and deliver to the Lenders’ Representative a written statement setting forth a calculation of Working Capital.

(b)

The calculation of Working Capital delivered by the Company pursuant to Section 5.2(a) shall become final and binding on the 10th Business Day following delivery thereof, unless, prior to the end of such period, the Lenders’ Representative delivers to the Company written notice of its disagreement specifying the nature and amount of any dispute as to the Company’s calculation of Working Capital (the “Notice of Disagreement”).

(c)

During the 30-day period following delivery of a Notice of Disagreement, the parties shall negotiate in good faith to resolve the items specified in the Notice of Disagreement. Any disputed items resolved in writing within such 30-day period shall be final and binding with respect to such items, and if the Lenders’ Representative and the Company agree in writing on the resolution of each disputed item specified in the Notice of Disagreement and the calculation of Working Capital, the amounts so determined shall be final and binding on the parties for all purposes hereunder. If the Lenders’ Representative and the Company have not resolved all such differences by the end of such 30-day period, the Lenders’ Representative and the Company shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the calculation of Working Capital, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the calculation of Working Capital, which determination shall be final and binding on the parties for all purposes hereunder. The Independent Accounting Firm shall consider only those items and amounts in the Company’s calculation of Working Capital that are identified as being items and amounts to which the Lenders’ Representative and the Company have been unable to agree. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Independent Accounting Firm shall be KPMG LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed to in writing by the Lenders’ Representative and the Company, each acting reasonably. The Lenders’ Representative and the Company shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 30 days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in accordance with Section 7.8 (the final determination of Working Capital as of the Closing Date, as so determined pursuant to this Section 5.2, the “Final Working Capital”). In acting under this Agreement, the Independent Accounting Firm will be entitled to the privileges and immunities of an arbitrator.

(d)

The costs of any dispute resolution pursuant to Section 5.2(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by Holdings and the Company in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each party incurred in connection with reviewing the calculation of Working Capital and any Notice of Disagreement pursuant to this Section 5.2(d) shall be borne by such party.

(e)

The Company and Holdings will afford the other party and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of Workflow One and its Subsidiaries and to any other information reasonably requested for purposes of preparing and reviewing the calculations contemplated by this Section 5.2. Each party shall authorize its accountants to disclose work papers generated by such accountants in connection with preparing and reviewing the calculations of Working Capital; provided, that such accountants shall not be obligated to make any work papers available except in accordance with such accountants’ disclosure procedures and then only after the non-client party has signed an agreement relating to access to such work papers in form and substance acceptable to such accountants.

(f)

Within three Business Days following the determination of the Final Working Capital as provided herein:

(i)

if the Final Working Capital is less than or is equal to the difference of (I) Target Working Capital minus (II) the Escrow Amount, then (x) the Company shall not be required to effect a voluntary prepayment of the first lien term loans outstanding pursuant to Section 3.1.1(a) of the Amended and Restated First Lien Credit Agreement, and (y) the entire principal amount of the Tranche B Second Lien Term Loans shall be surrendered to WorkflowOne and the Company, as co-obligors, and cancelled without consideration; and

(ii)

if the Final Working Capital exceeds the difference of (I) Target Working Capital minus (II) the Escrow Amount, then (x) the Company shall effect a voluntary prepayment of the first lien term loans outstanding pursuant to Section 3.1.1(a) of the Amended and Restated First Lien Credit Agreement in a principal amount (together with all accrued and unpaid interest on the amount so prepaid) equal to the lesser of such excess and $10,000,000, and (y) Tranche B Second Lien Term Loans shall be surrendered to WorkflowOne and the Company, as co-obligors, and cancelled without consideration in a principal amount equal to the excess, if any, of $10,000,000 over the principal amount of first lien term loans required to be prepaid pursuant to clause (x) of this Section 5.2(f)(ii), and the balance, if any, of the Tranche B Second Lien Term Loans shall remain outstanding and shall thereafter accrue interest in accordance with the Amended and Restated Second Lien Credit Agreement; and

(iii)

The Lenders’ Representative and the Company shall deliver to the Escrow Agent a joint written notice instructing the Escrow Agent to release to the Company the Escrow Amount.

Section 5.3

Additional Second Lien Debt Issuance. If the Company does not obtain the Company Shareholder Approval by the Determination Date, then an additional principal amount of $25,000,000 of Second Lien Loans, denominated as Tranche C Second Lien Term Loans, shall be issued to the Second Lien Lenders by the Company and WorkflowOne under the Amended and Restated Second Lien Credit Agreement.

Section 5.4

Lenders’ Representative.

(a)

Each Lender, by its execution of this Agreement, has consented to the appointment of Silver Point Capital, L.P. as the Lenders’ Representative with full power of substitution to act on behalf of the Lenders to the extent and in the manner set forth in this Agreement. Each Lender, by its execution of this agreement, further agrees that such agency and proxy are coupled with an interest and are therefore irrevocable without the consent of the Lenders’ Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of such Lender. All decisions, actions, consents and instructions by the Lenders’ Representative in accordance with this Agreement shall be binding upon all of the Lenders, and the Lenders shall have no right to object to, dissent from, protest or otherwise contest the same. The Company shall be entitled to rely on any such decision, action, consent or instruction of the Lenders’ Representative as being the decision, action, consent or instruction of the Lenders.

(b)

The Lenders’ Representative may resign at any time and may be removed for any reason or no reason by the vote or written consent of a majority of the Lenders, provided that promptly upon such removal the Lenders shall appoint a new Lenders’ Representative. Notice of such vote or a copy of the written consent appointing such new Lenders’ Representative shall be sent to the Company, such appointment to be effective upon the later of the date indicated in such consent or the date such consent is received by the Company.

(c)

Each Lender by execution of this Agreement releases the Lenders’ Representative from, agrees that the Lenders’ Representative shall not be liable to any Lender for, and further agrees to indemnify, pro rata in accordance with the principal amount of the loans held by such lenders at the time of such claim, the Lenders’ Representative against, any liability for any action taken or not taken by the Lenders’ Representative in its capacity as such, except for any liability of the Lenders’ Representative to a Lender for losses which such Lender may suffer from fraud, willful misconduct or gross negligence of the Lenders’ Representative in carrying out its duties hereunder.

(d)

In addition to the other powers and duties set forth in this Agreement, the Lenders’ Representative shall be authorized to cause the maintenance or liquidation of Holdings, the preparation and filing of any Tax Returns of Holdings, and the payment of any Taxes of Holdings, and to represent or cause Holdings to be represented in any Tax audits with respect to Holdings.

(e)

The Lenders’ Representative shall receive no compensation for carrying out its duties hereunder. Notwithstanding the foregoing, it is understood that an amount of cash equal to $600,000 will be held back at Holdings (the “Expense Account”) for purposes of paying or reimbursing the reasonable out-of-pocket costs and expenses incurred by the Lenders’ Representative in carrying out its duties under this Agreement.

(f)

The parties hereto acknowledge that immediately after the Equity Issuance, Holdings will be released from all Encumbrances under the Existing First Lien Credit Agreement and the Existing Second Lien Credit Agreement.  In connection with such release, Holdings agrees that it shall transfer any cash remaining in the Expense Account to the Second Lien Lenders (pro rata in accordance with the principal amount of the loans held by such lenders immediately prior to the Closing) after all out-of-pocket costs and expenses incurred, or reasonably expected to be incurred, by the Lenders’ Representative in carrying out its duties under this Agreement have been paid; provided, that any payment of remaining cash to the Second Lien Lenders shall not be made prior to the six month anniversary of the Closing Date.

Section 5.5

Further Assurances. From time to time after the Closing, and for no further consideration, each of the parties shall, and shall cause its Affiliates to, execute, acknowledge and deliver such documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 5.6

Public Announcements. Except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, each of the parties shall (a) consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transactions contemplated hereby and (b) not issue any such press release or make any public announcement without the prior consent of the Lenders’ Representative (in the case of the Company ) or the Company (in the case of each of the other parties), which consent shall not be unreasonably withheld, conditioned or delayed, provided that the Company shall only be required to consult with the Lenders’ Representative. The initial press release of the parties announcing the execution of this Agreement shall be a joint press release of the Company and Holdings in a form that is mutually agreed upon.

Section 5.7

Post-Closing Transfer.  Within a reasonable period following the Closing, the Company shall use commercially reasonable efforts to cause WorkflowOne to transfer all of its material assets and liabilities to the Company, in the Company’s sole discretion, through an asset transfer or merger.  Notwithstanding the foregoing, nothing contained herein shall require WorkflowOne to assign any of its Contracts to the Company if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or default thereof, cause or permit the acceleration or termination thereof or in any way materially and adversely affect the rights of WorkflowOne thereunder.  In the event that any such Contract of WorkflowOne cannot be so assigned without the consent of a third party, then the Company and WorkflowOne shall use their commercially reasonable efforts to obtain such consent (which, for the avoidance of doubt, shall not require the payment of any fees or incurrence of any expenses).

Section 5.8

Pre-Closing Tax Liabilities of Holdings. Each Second Lien Lender, severally but not jointly, agrees to indemnify the Company, pro rata in accordance with the principal amount of the loans held by such lenders at the time of such claim, against any breach by Holdings of its obligations pursuant to Section 6.2(a) of the Purchase Agreement to reimburse the Company for all Taxes of Holdings with respect to Pre-Closing Tax Periods (as defined in the Purchase Agreement) in an aggregate amount not to exceed $3,000,000; provided, that each Second Lien Lender, may, at its option, satisfy such lenders portion of such indemnity by transferring Second Lien Term Loans in satisfaction of such obligations, such that each dollar of transferred principal amount and each dollar of any accrued and unpaid interest on such principal amount shall satisfy a dollar of such Second Lien Lender’s obligation under this Section 5.8.  The Company hereby agrees to accept any such transfer of Second Lien Term Loans in satisfaction on a dollar for dollar basis of the obligation of Holdings pursuant to Section 6.2(a) of the Purchase Agreement.  The Company hereby permits each Second Lien Lender to assign its obligation under this Section 5.8 to any person who purchases Second Lien Loans pro rata in proportion to the amount of such Second Lien Loans purchased by such Person.

ARTICLE VI

CLOSING DELIVERABLES

Section 6.1

Closing Deliverables of the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Second Lien Lenders Warrant Agreements for each of the Second Lien Lenders, duly executed by an authorized officer of the Company.

Section 6.2

Closing Deliverable of the Second Lien Lenders. At the Closing, each Second Lien Lender shall deliver, or cause to be delivered to the Company, its Warrant Agreements, duly executed by an authorized officer of such Second Lien Lender.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1

Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment to this Agreement duly executed and delivered by each party; provided, that any such amendment, modification or supplement shall be binding on, and effective with respect to, all of the Lenders if it is in writing and signed by the Lenders’ Representative, on behalf of the Lenders, so long as such amendment, modification or supplement does not specifically affect any individual Lender in a disproportionately adverse manner.

Section 7.2

Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 7.3

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below or, with respect to the Lenders, to the address for the applicable Lender as set forth on Annexes A and B (as applicable), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)

if to Holdings, Lender Representative or, prior to the

Closing, WorkflowOne, to:

c/o Silver Point Capital, L.P.

Two Greenwich Plaza, 1st Floor

Greenwich, Connecticut 06830

Attention (Facsimile): Anthony DiNello ((203) 542-4312)

Attention (Facsimile): Taylor Montague ((203) 542-4311)

Attention (Facsimile): Brad Tobin ((203) 542-4536)

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Christopher Ewan

                  William Reindel

                  David L. Shaw

Facsimile: (212) 859-4000

(ii)

if to the Company or, subsequent to the Closing,

WorkflowOne, to:

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

Facsimile:  (937) 221-3431

Attention:  General Counsel

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Barbara L. Becker

Facsimile: (212) 351-6202

Section 7.4

Interpretation. When a reference is made in this Agreement to a Section, Annex, Article, Exhibit or Schedule, such reference shall be to a Section, Annex, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Annex, Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Annex, Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement. Each party to this agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 7.5

Entire Agreement. This Agreement (including the Exhibits and Schedules), the Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Warrant Agreements, the Amended and Restated Credit Agreements and the other Ancillary Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 7.6

No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 7.7

Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 51401 of the New York General Obligations Law).

Section 7.8

Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York

State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided in Section 8.3 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.9

Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 7.10

Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 7.11

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 7.12

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party (including by facsimile or email delivery of pdf).

Section 7.13

Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

Section 7.14

Expenses. Except as provided in the Purchase Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall be paid by the party incurring or required to incur such expenses.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date above first written.

THE STANDARD REGISTER COMPANY

By:  _________________________________

  Name:

  Title:

WORKFLOW HOLDINGS, LLC

By: /s/ Thomas J. Koenig

  Name:  Thomas J. Koenig

  Title:  Vice President and Chief Financial Officer

SILVER POINT CAPITAL, L.P.

By: /s/ Michael A. Gatto

  Name:  Michael A. Gatto

  Title:  Authorized Signatory

SILVER POINT FINANCE, LLC

By: /s/ Michael A. Gatto

  Name:  Michael A. Gatto

  Title:  Authorized Signatory

SPCP GROUP III LLC

By: /s/ Michael A. Gatto

  Name:  Michael A. Gatto

  Title:  Authorized Signatory

SPF CDO I, LTD.

By: /s/ Michael A. Gatto

  Name:  Michael A. Gatto

  Title:  Authorized Signatory

DLJ INVESTMENT PARTNERS, L.P.

By: DLJ IP II, LLC, as Managing General Partner

By: /s/ Charles Harper

  Name:  Charles Harper

  Title:  Managing Director

DLJ INVESTMENT PARTNERS II, L.P.

by DLJ IP II, LLC, as General Partner

By: /s/ Charles Harper

  Name:  Charles Harper

  Title:  Managing Director

DLJIP II HOLDINGS, L.P.

By: DLJ IP II, LLC, as General Partner

By: /s/ Charles Harper

  Name:  Charles Harper

  Title:  Managing Director

SPCP GROUP, LLC

By: /s/ Michael A. Gatto

  Name:  Michael A. Gatto

  Title:  Authorized Signatory

SILVER POINT CAPITAL FUND, L.P.

By: /s/ Michael A. Gatto

  Name:  Michael A. Gatto

  Title:  Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Vipul Dhadda

  Name:  Vipul Dhadda

  Title:  Authorized Signatory

By: /s/ Michael D’Onofrio

  Name:  Michael D’Onofrio

  Title:  Authorized Signatory

CREDIT SUISSE LOAN FUNDING LLC

By: /s/ Michael Wotanowski

  Name:  Michael Wotanowski

  Title:  Authorized Signatory

By: /s/ Leigh Dworkin

  Name:  Leigh Dworkin

  Title:  Authorized Signatory

SARGAS CLO II LTD

By: Pangaea CLO Management, LLC its

Collateral Manager

By: /s/ Glenn P. Cummins

 Name:  Glenn P. Cummins

 Title:  Treasurer

WG Horizons CLO I

By: West Gate Horizons Advisors LLC, as Manager

By: /s/J. Joy Jacob

 Name:  J. Joy Jacob

 Title:  Senior Credit Analyst

SPCP GROUP III LLC

By:

 Name:

 Title:

SPCP GROUP, LLC

By:

 Name:

 Title:

SPF CDO I, LTD

By:

 Name:

 Title:

Annex A

First Lien Lenders

Name and Address
SPCP Group, LLC Two Greenwich Plaza, 1st FloorGreenwich, CT 06830
SPF CDO I, LTD Two Greenwich Plaza, 1st FloorGreenwich, CT 06830
SPCP Group III LLC Two Greenwich Plaza, 1st FloorGreenwich, CT 06830
Credit Suisse AG, Cayman Island Branch Sudhir Shrotri Vipul Dhadda Larcy NavalEleven Madison Avenue New York, NY 10010
Credit Suisse Loan Funding LLC Jeannette Crespo, Tonya Mitchell7033 Louis Stephens DrivePO Box 110047Research Triangle Park, NC 27709
Sargas CLO II Ltd. David Sharpe Fortress Investment Group LLC1345 Avenue of the Americas, 23rd Floor New York, NY 10105
WG Horizons CLO I c/o West Gate Horizons Advisors LLC633 West 5th Street, Suite #6600Los Angeles, CA 90071

Annex B

Second Lien Lenders

Name and Address	Cancelled Second Lien Principal Amount	Number of Warrants
SPCP Group III LLC Two Greenwich Plaza, 1st FloorGreenwich, CT 06830
SPF CDO I, Ltd. Two Greenwich Plaza, 1st FloorGreenwich, CT 06830
SPCP Group, LLC Two Greenwich Plaza, 1st FloorGreenwich, CT 06830
DLJ Investment Partners, L.P. Credit Suissec/o Charles Harper11 Madison Avenue, Floor 16New York, NY 10010
DLJ Investment Partners II, L.P. Credit Suissec/o Charles Harper11 Madison Avenue, Floor 16New York, NY 10010
DLJIP II Holdings, L.P. Credit Suissec/o Charles Harper11 Madison Avenue, Floor 16New York, NY 10010
Silver Point Capital Fund, L.P. Greenwich PlazaGreenwich, CT 06830

Exhibit A

First Lien Credit Agreement

Exhibit B

Second Lien Credit Agreement

Exhibit C

Warrant Agreement

Exhibit D

Shareholders Agreement

Exhibit E

Accounting Principles

Except as otherwise set forth in this Exhibit E to this Agreement (the modification, adjustments and other principles set forth herein, the “Accounting Principles”), Working Capital shall be calculated in accordance with GAAP applied consistently with the preparation of the Financial Statements (as defined in the Purchase Agreement) as of and for the year ended December 31, 2012, and as modified by any exceptions noted in the Accounting Principles. Working Capital shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. Working Capital shall be calculated by applying accounting principles relating to inventory valuation, accounts receivable reserves and inventory obsolescence in a manner consistent with the methodology used to calculate the applicable balance as of December 31, 2012.  Accounts receivable and account payable shall exclude certain components of the consolidated general ledger accounts 1220 and 2011 relating to the net accrued receivables & related net costs historically referred to as “J order accrual report” and “iSeries pending billing report” in the associated account reconciliations, which shall be calculated in accordance with Schedule 1 attached hereto, by estimating the balances in a manner consistent with past practice. Capitalized terms used but not otherwise defined in this Exhibit E will have the same meanings ascribed to such terms in this Agreement (except as otherwise noted herein).

Definitions

“Accrued Chapter 11 Priority Tax Claims” means the priority tax claims incurred in connection to the Chapter 11 cases of Workflow Management, Inc., WF Holdings, Inc. and certain of their affiliates under the Bankruptcy Code as reflected in the consolidated general ledger account 2715 relating to accrued tax priority claims.

“Accrued Transaction Expenses” means any and all Transaction Expenses (as defined in the Purchase Agreement) incurred, or to be incurred, and unpaid as of immediately after the Closing (as defined in the Purchase Agreement); provided, however, that “Accrued Transaction Expenses” shall not include Transfer Taxes (as defined in the Purchase Agreement).

“Closing Cash” has the meaning ascribed to it in the Purchase Agreement.

“Closing Cash Adjustment” means the amount, which may be positive or negative, calculated as the Closing Cash actually delivered to the Company at Closing less the amount of Closing Cash required by Section 7.2(g) of the Purchase Agreement.

“Closing Indebtedness” means the Indebtedness of WorkflowOne and its Subsidiaries as of the Closing.

“Consolidated Current Assets” means, as of the opening of business on the Closing Date, the sum of all current assets of WorkflowOne and its Subsidiaries as determined in accordance with the Accounting Principles, and to the extent not inconsistent with the Accounting Principles, GAAP applied consistently with the application thereof in the preparation of the Latest Balance

Sheet; provided, however, that “Consolidated Current Assets” shall not include, in whole or in part:

a)

Closing Cash,

b)

Prepaid Management Fees,

c)

Shareholder Notes Receivable, or

d)

Accounts receivable owed by WorkflowOne to its Subsidiary or by WorkflowOne’s Subsidiary to WorkflowOne (as long as there are offsetting accounts payable owed by WorkflowOne’s Subsidiary to WorkflowOne or by WorkflowOne to its Subsidiary, as applicable, with the same balance as the accounts receivable).

Notwithstanding anything to the contrary herein, and it being acknowledged that the following is inconsistent with past practice, to the extent excluded from Closing Cash, outstanding checks, undeposited checks, checks deposited but not yet cleared, cash in transit and other lockbox items shall be included for purposes of calculating Working Capital.

“Consolidated Current Liabilities” means, as of the opening of business on the Closing Date, the sum of all current liabilities of the WorkflowOne and its Subsidiaries as determined in accordance with the Accounting Principles and, to the extent not inconsistent with the Accounting Principles, GAAP applied consistently with the application thereof in the preparation of the Latest Balance Sheet; provided, however, that “Consolidated Current Liabilities” (A) shall include (i) Unpaid Rep and Warranty Insurance, (ii) Severance Amount and (iii) Post Closing Transaction Expenses  and (B) shall not include, in whole or in part:

a)

Accrued Transaction Expenses,

b)

Scheduled Post-Closing Transaction Expenses,

c)

Closing Indebtedness, including the current portion of Closing Indebtedness and accrued interest,

d)

Accounts payable owed by WorkflowOne to its Subsidiary or by WorkflowOne’s Subsidiary to WorkflowOne (as long as there are offsetting accounts receivable owed by WorkflowOne’s Subsidiary to WorkflowOne or by WorkflowOne to its Subsidiary, as applicable, with the same balance as the accounts payable),

e)

any Employee Payments,

f)

Related Party Expenses, or

g)

Accrued Chapter 11 Priority Tax Claims.

Notwithstanding the foregoing, if the inclusion of Unpaid Rep and Warranty Insurance in “Consolidated Current Liabilities” contributes to Final Working Capital being less than the difference of (A) Target Working Capital minus (B) the Escrow Amount, by an amount in excess of $5,000,000, then Unpaid Rep and Warranty Insurance shall not be considered as part of Consolidated Current Liabilities to the extent it contributed to such excess.  In such a case, the portion of Unpaid Rep and Warranty Insurance that is not considered Consolidated Current Liabilities shall become due and payable by Holdings to the Company.

 “Employee Payments” means any amounts payable pursuant to the transaction bonus agreements set forth on Schedule 3.27 of the Seller Disclosure Schedules to the Purchase Agreement.

“Latest Balance Sheet” means the audited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 2012, set forth in Schedule 2 hereto.

“Post Closing Transaction Expenses” means any and all Transaction Expenses (as defined in the Purchase Agreement) not paid in cash prior to or at Closing; provided, however, that “Post Closing Transaction Expenses” shall not include Accrued Transaction Expenses, Scheduled Post-Closing Transaction Expenses and Transfer Taxes (as defined in the Purchase Agreement).

“Prepaid Management Fees” means the sum of all fees paid to (x) Silver Point Capital, L.P. pursuant to the Management Services Agreement, dated as of March 2, 2011, by and between Holdings and Silver Point Capital, L.P. and (y) Perseus Partners VII, L.L.C. and Perseus WF Investment Fund Manager, L.L.C. (collectively, “Perseus”) pursuant to the Management Services Agreement, dated as of March 2, 2011, by and between Holdings and Perseus and, in each case, recognized as a prepaid asset on the Latest Balance Sheet.

“Related Party Expenses” means any notes or accounts payable to, or other amounts otherwise payable, due or owing to any equityholder of Holdings or any other Related Party of WorkflowOne or any of its Subsidiaries.

“Severance Amount” means the lesser of (i) $250,000 and (ii) 50% of the aggregate severance payments that are paid, or payable, to those persons set forth on Schedule 3 hereto as of the 40th Business Day following the Closing Date.

“Shareholder Notes Receivable” means all amounts owed by the equityholders of Holdings to WorkflowOne and its Subsidiaries, and recognized as a prepaid asset on the Latest Balance Sheet.

“Unpaid Rep and Warranty Insurance” means the lesser of (a) $375,000 and (b) fifty percent of the total amount paid in cash by the Company for the procurement of an insurance policy with respect to breaches of the representations and warranties of WorkflowOne and Holdings set forth in Article III of the Purchase Agreement, provided that such insurance policy is actually obtained by the Company within 30 days of the Closing and, upon Holdings’ request, the Company provides reasonable evidence of such insurance policy.

“Working Capital” means Consolidated Current Assets minus Consolidated Current Liabilities plus the Closing Cash Adjustment.

Schedule 1

J Order Accrual Report and

iSeries Pending Billing Report

	12/31/12	3/31/13	6/30/13
J-Order	$1,000	$850	$800
I-Series Pending Billing	1,907	2,150	3,536
J&I Series Component of G/L 1220	$2,907	$3,000	$4,336

J-Order	$650	$553	$520
I-Series Pending Billing	1,323	1,537	2,538
J&I Series Component of G/L 2011	$1,973	$2,090	$3,058

Schedule 2

Latest Balance Sheet

	12/31/12	3/31/13	6/30/13
Cash	$18,833	$22,048	$19,939
A/R	59,208	57,396	57,799
Inventory	22,654	22,633	22,877
Prepaid Assets	9,258	8,237	8,885
Total Current Assets	$109,953	$110,315	$109,500
Less: Cash	(18,833)	(22,048)	(19,939)
Less: Prepaid Management Fees	--	--	--
Less: Shareholder Note Receivable	--	--	(281)
Less: J&I Series Component of G/L 1220	(2,907)	(3,000)	(4,336)
Adjusted Current Assets	$88,212	$85,266	$84,944

A/P	$27,853	$28,878	$29,246
Comp + Fringe	10,350	11,040	9,773
Other Current Liabilities	8,136	6,756	7,033
Accrued Interest	39	149	111
Taxes	3,357	3,401	3,006
Total Current Liabilities	$49,734	$50,224	$49,169
Less: Accrued Interest Expense	(39)	(149)	(111)
Less: Accrued Chapter 11 Priority Tax Claims	(651)	(737)	(643)
Less: Accrued Transaction Expenses	(500)	(200)	(179)
Less: J&I Series Component of G/L 2011	(1,973)	(2,090)	(3,058)
Adjusted Current Liabilities	$46,571	$47,048	$45,178

Working Capital	$41,641	$38,218	$39,766

Schedule 3

Severance Amount

 Thomas J. Koenig

 Timothy A. Tatman